                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   COHU, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [COHU, Inc. LOGO]
                             5755 Kearny Villa Road
                        San Diego, California 92123-1111

                        -------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2000
                        -------------------------------

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of Cohu, Inc. ("Cohu") will be held at the offices of Cohu, 5755 Kearny Villa Road, San Diego, California 92123-1111 on Tuesday, May 16, 2000, at 2:00 p.m. Pacific Standard Time, for the following purposes:

     1.   To elect three directors, each for a term of three years.
     2. To approve an amendment to the Cohu 1998 Stock Option Plan increasing the shares of stock subject to the Plan by 950,000.
     3. To approve an amendment to the Cohu Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 60,000,000.
     4. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record of Cohu at the close of business on March 20, 2000 will be entitled to vote at the meeting.

     Since the holders of a majority of the outstanding shares of voting stock of Cohu entitled to vote at the meeting must be represented to constitute a quorum, all stockholders are urged either to attend the meeting in person or to vote by proxy.

     Please sign, date and return the enclosed proxy in the envelope enclosed for your convenience. If you attend the meeting you may revoke your proxy and vote in person. You may also revoke your proxy by delivering a written notice to the Secretary of Cohu, or by submitting another duly signed proxy bearing a later date.

                                         By Order of the Board of Directors,



                                         John H. Allen
                                         Secretary
 San Diego, California
 April 6, 2000

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

     IN ORDER TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.
--------------------------------------------------------------------------------

                                   COHU, INC.
                             5755 Kearny Villa Road
                        San Diego, California 92123-1111
                                -----------------
                                 PROXY STATEMENT
                                -----------------
                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cohu, Inc., a Delaware corporation ("Cohu"), of your Proxy for use at the Annual Meeting of Stockholders to be held on Tuesday, May 16, 2000, at 2:00 p.m. Pacific Standard Time at 5755 Kearny Villa Road, San Diego, California 92123-1111 (the "Meeting"). This Proxy Statement and the accompanying Proxy are being mailed to all stockholders on or about April 6, 2000. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later dated proxy or written notice of revocation with Cohu's Secretary or by voting in person at the Meeting.

     On March 20, 2000, the record date fixed by the Board of Directors (the "Record Date"), Cohu had outstanding __________ shares of Common Stock. Stockholders have one vote for each share on all items to be considered at the Meeting. In the election of directors stockholders may, under certain circumstances, cumulate their votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are normally entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit.

     To conduct any business at the Meeting, a quorum must be present. A quorum generally consists of a majority of the shares entitled to vote being present or represented by proxy at the Meeting. If a quorum is present, a plurality vote (i.e. an excess of votes over those cast for an opposing candidate) of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the election of directors. The affirmative vote of a MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY is required for approval of the amendment to the Cohu 1998 Stock Option Plan. The affirmative vote of a MAJORITY OF SHARES OUTSTANDING is required for the approval of the amendment to Cohu's Amended and Restated Certificate of Incorporation. Abstentions will not be considered to be a vote "for" or "against" a proposal, but will be included in determining whether a quorum is present. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be included in determining whether a quorum is present but will not be considered as present with respect to that matter. Any proxy that is returned not marked as to a particular item will be voted FOR the election of directors, FOR the approval of the amendment to the Cohu 1998 Stock Option Plan and FOR the approval of the amendment to the Cohu Amended and Restated Certificate of Incorporation.

     A complete list of the stockholders of record entitled to vote at the Meeting, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, will be kept open at Cohu's offices, 5755 Kearny Villa Road, San Diego, California 92123, for the examination of any stockholder during normal business hours for a period of ten days immediately prior to the Meeting.

     This solicitation is made by the Board of Directors of Cohu. Proxies will be solicited by mail and may be solicited in person or by mail, telephone and facsimile transmission. Directors and officers may engage in such solicitation but will not be entitled to any additional compensation for such efforts. Cohu has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies at an anticipated cost of $6,500 plus expenses. Cohu will bear the entire cost of the solicitation. Votes will be tabulated by Cohu's Transfer Agent, ChaseMellon Shareholder Services, L.L.C.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Cohu Amended and Restated Certificate of Incorporation divides the directors into three classes whose terms expire at successive annual meetings over a period of three years. One class of directors is elected for a term of three years at each annual meeting with the remaining directors continuing in office. At the Meeting three directors are to be elected for a term expiring in 2003. It is intended that the shares represented by proxies in the accompanying form will be voted by the proxy holders for the election of the three nominees named below. In the event the election of directors is to be by cumulative voting, the proxy holders will vote the shares represented by proxies in such proportions as the proxy holders see fit. Should any nominee decline or become unable to accept nomination or election, which is not anticipated, the proxies will be voted for such substitute nominee as may be designated by a majority of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE THREE NOMINEES NAMED BELOW.


NOMINEES FOR TERMS EXPIRING IN 2003 - CLASS 3
                                                                                                       DIRECTOR
         NAME                  AGE                          PRINCIPAL OCCUPATION                         SINCE
-----------------------------  ---          ----------------------------------------------------       ---------
Harry L. Casari...............  63          Retired Partner, Ernst & Young LLP;                          1995
                                            Mr. Casari is also a director of Meade Instruments

Frank W. Davis................  85          Retired President of Convair Aerospace,                      1976
                                            Division of General Dynamics

Harold Harrigian..............  65          Retired Partner and Director of Corporate Finance,           1998
                                            Crowell, Weedon & Co.;
                                            Mr. Harrigian is also a director of First Mortgage
                                            Corporation

                                      INFORMATION CONCERNING OTHER DIRECTORS

DIRECTORS WHOSE TERMS EXPIRE IN 2001 - CLASS 1
                                                                                                       DIRECTOR
         NAME                  AGE                          PRINCIPAL OCCUPATION                         SINCE
-----------------------------  ---          ----------------------------------------------------       ---------

James W. Barnes...............  70          Retired President & Chief Executive Officer                  1983
                                            of Cohu from 1983 to March 1996

James A. Donahue..............  51          President & Chief Operating Officer of Cohu since            1999
                                            October 1999; President of Cohu Semiconductor
                                            Equipment Group from May 1998 to
                                            October 1999; President of Delta
                                            Design, Inc., a wholly owned
                                            subsidiary of Cohu, since May 1983

DIRECTORS WHOSE TERMS EXPIRE IN 2002 - CLASS 2
                                                                                                       DIRECTOR
         NAME                  AGE                          PRINCIPAL OCCUPATION                         SINCE
-----------------------------  ---          ----------------------------------------------------       ---------

Gene E. Leary.................  79          Retired executive at Honeywell, Inc. and Control Data        1976
                                            Corporation

Charles A. Schwan.............  60          Chairman & Chief Executive Officer of Cohu since July        1990
                                            1999; President & Chief Executive Officer of Cohu since
                                            March 1996; Executive Vice President & Chief Operating
                                            Officer of Cohu from September 1995 to March 1996; Vice
                                            President, Finance of Cohu from 1983 until September
                                            1995 and Secretary of Cohu from 1988 until September
                                            1995


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Cohu's Common Stock as of December 31, 1999 by (i) each person known by Cohu, based on information provided by such person, to own more than 5% of Cohu's Common Stock; (ii) each director of Cohu; (iii) each named executive officer included in the "Summary Compensation Table"; and (iv) all directors and executive officers as a group.


                                                       AMOUNT & NATURE OF           PERCENT
       NAME OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP (1)      OF CLASS (2)
     ----------------------------                   -------------------------     ------------

Nicholas J. Cedrone................................       1,436,138 (3)               7.20%
One Monarch Drive
Littleton, MA  01460
Franklin Advisory Services, LLC....................       1,204,200 (4)               6.04%
One Parker Plaza, Sixteenth Floor
Fort Lee, NJ 07024
John H. Allen .....................................          65,000                      *
James W. Barnes ...................................         422,666                   2.12%
Harry L. Casari....................................          16,600                      *
Frank W. Davis ....................................          50,400                      *
James A. Donahue...................................         181,100                      *
Harold Harrigian  .................................           5,600                      *
Gene E. Leary......................................          35,000                      *
Charles A. Schwan..................................         360,492                   1.80%
All directors and executive officers
  as a group (8 persons)...........................       1,136,858                   5.63%

-----------------
*  Less than 1%

(1)  Includes 50,000, 15,000, 10,000, 50,592, 5,000, 10,000, 109,000 and 249,592
     shares issuable upon exercise of stock options held by Mr. Allen, Mr. Casari, Mr. Davis, Mr. Donahue, Mr. Harrigian, Mr. Leary and Mr. Schwan and all current directors and executive officers as a group, respectively, that were exercisable on, or exercisable within 60 days of, December 31, 1999.

(2) Computed on the basis of 19,938,412 shares of common stock outstanding as of December 31, 1999, plus, with respect to those persons holding options to purchase common stock exercisable within 60 days of December 31, 1999, the number of shares of common stock issuable upon exercise thereof.

(3) According to Schedule 13G filed with the Securities and Exchange Commission on February 2, 2000.

(4) According to Schedule 13G filed with the Securities and Exchange Commission on January 19, 2000.

                        BOARD OF DIRECTORS AND COMMITTEES

 ORGANIZATION OF THE BOARD OF DIRECTORS

     The Board held a total of nine meetings during 2000.

     The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee, composed of Messrs. Leary, Casari, Davis and Harrigian, is the principal link between the Board and Cohu's independent auditors and monitors audit and internal accounting control procedures. The Audit Committee held three meetings during 1999. The Compensation Committee, also consisting of Messrs. Davis, Casari, Harrigian and Leary, recommends to the Board of Directors the compensation structure for the officers of Cohu and each subsidiary. In addition, the Compensation Committee has the responsibility for administration of Cohu's stock option, stock purchase and incentive compensation plans. The Compensation Committee held three meetings in 1999.

DIRECTORS' COMPENSATION

   Outside Directors receive (i) an annual retainer of $8,500; (ii) $500 per meeting attended in person to a maximum of $2,500 annually; and (iii) $1,000 annually for membership on one or more active committees. The Cohu, Inc. 1996 Outside Directors Stock Option Plan provides that each Outside Director will receive an automatic grant of an option to purchase 20,000 shares of Cohu's Common Stock upon their appointment to the Board. Cohu pays the cost of health care insurance premiums for certain directors and their spouses. For services as Chairman of the Board through July 13, 1999, Mr. William S. Ivans received compensation totaling approximately $10,000 from Cohu in 1999. Pursuant to an employment agreement with Cohu, Mr. Barnes was paid an annual salary of $30,000 through February 1999.

            COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table discloses compensation paid to Cohu's Chief Executive Officer and the other executive officers whose aggregate cash compensation exceeded $100,000 (the "Named Executive Officers") during the last three years.

                           SUMMARY COMPENSATION TABLE



                                                                              LONG TERM
                                                                            COMPENSATION
                                                                                AWARDS
                                                         ANNUAL             --------------
                                                      COMPENSATION           SECURITIES
                                                 -------------------------    UNDERLYING          ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR      SALARY ($)  BONUS ($) (1)  OPTIONS (#)(2)   COMPENSATION ($) (3)
---------------------------------    ----------  ----------  -------------  --------------   --------------------
Charles A. Schwan ...............       1999        322,186     291,060          50,000              24,530
Chairman of the Board &                 1998        298,308     225,680          50,000              21,427
Chief Executive Officer                 1997        285,000     263,610          30,000              21,944

James A. Donahue (4).............       1999        271,019     274,800          60,000              21,833
President &                             1998        227,341     202,950          30,000              18,118
Chief Operating Officer

John H. Allen....................       1999        191,008     158,760          50,000              13,991
Vice President, Finance & Chief         1998        169,847     114,005          20,000              11,520
Financial Officer, Secretary            1997        158,667     132,532          20,000              11,648

-------------------
(1) The amounts shown in this column reflect payments under Cohu's Incentive Bonus Plan for key executives.
(2) All option and share amounts included throughout this Proxy Statement have been adjusted for a two-for-one stock split effective September 1999.
(3) The amounts shown in this column reflect Cohu's contributions to the Employees' Retirement 401(k) Plan and the Key Executive Long Term Incentive Plan.
(4) Mr. Donahue was promoted to President, Cohu Semiconductor Equipment Group and became a Named Executive Officer in May 1998. All amounts shown for 1998 are for the full year.

     INCENTIVE BONUS PLAN. Cohu has an incentive bonus plan for key executives in effect through 1999. Under this plan, corporate officers may receive incentive compensation based on overall corporate earnings performance and the principal executive of each division and subsidiary may receive incentive compensation based upon the earnings performance of the operations they manage. In each case, the incentive compensation is determined with reference to a pre-tax earnings "target" fixed by the Compensation Committee, or in the case of divisions and subsidiaries, by Cohu's management.

     RETIREMENT PLAN. The Cohu Employees' Retirement 401(k) Plan was implemented on January 1, 1978. The majority of Cohu's employees, including the Named Executive Officers, who are at least 21 years of age and complete six months of service are eligible to enroll in this Plan. The participant may contribute up to 11% of his or her annual compensation subject to maximum annual contribution limitations. Cohu matches participant contributions up to 4% of annual employee compensation not to exceed $160,000. The amounts contributed by Cohu are vested 10% after one year of participation, another 10% after two years and an additional 20% each year thereafter to the full 100%. None of the contributions nor accumulated earnings are taxable to the participant until withdrawn. The maximum annual amount that a participant could contribute in 1999 was $10,000.

     KEY EXECUTIVE LONG TERM INCENTIVE PLAN. Cohu adopted the Key Executive Long Term Incentive Plan in 1994. Under this plan, corporate officers and the principal executives of each division and subsidiary may elect to defer a portion of their current compensation. Cohu will then match participant contributions up to 4% of the executive's compensation in excess of $160,000 per year. These combined funds may be used by Cohu to purchase a specifically designed life insurance policy on the executive's life. Cohu is not entitled to a corporate tax deduction until the year in which the executive recognizes taxable income in connection with the plan. However, this plan is designed to compensate Cohu for the present value of the deferred tax deduction. Upon the executive's termination of employment Cohu reserves in any policy for that executive an amount which is actuarially sufficient to provide a death benefit equal to the present value of Cohu's deferred tax deduction. The remaining cash value of the policy is available for borrowing by Cohu for payment to the executive in accordance with a schedule determined in the sole discretion of Cohu. Upon the executive's death, any policy proceeds will be paid to Cohu. Then the executive's beneficiaries will receive from Cohu the amount of the net proceeds (after repayment of all borrowings by Cohu), reduced by the present value of any tax deduction deferred by Cohu and increased by the value of Cohu's tax deduction available as a result of the payment of the net proceeds

     TERMINATION AGREEMENTS. Cohu has entered into Termination Agreements with Mr. Schwan, Mr. Donahue and Mr. Allen pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of Cohu. For this purpose, a change of control of Cohu means a merger or consolidation of Cohu (except with a wholly owned subsidiary), a sale by Cohu of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting stock of Cohu by any person, entity or affiliated group or a change in the identities of a majority of the directors of Cohu within a period of thirty consecutive months resulting in whole or in part from the election of persons who were not management nominees. Termination of employment for purposes of these agreements means a discharge of the executive by Cohu, other than for specified causes including death, disability, wrongful acts, habitual intoxication, habitual neglect of duties or normal retirement. Termination also includes resignation following the occurrence of an adverse change in the executive's position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive's compensation. In the event of a termination in 2000 following a change of control, the amounts payable to Mr. Schwan, Mr. Donahue and Mr. Allen would be approximately $1,553,000, $1,358,000 and $869,000, respectively.

     EMPLOYMENT AGREEMENT. James W. Barnes resigned as President & Chief Executive Officer of Cohu effective March 1, 1996. Cohu and Mr. Barnes entered into an employment agreement for a three-year period commencing March 1, 1996. This employment agreement expired in February 1999. Pursuant to this agreement,

Mr. Barnes agreed to provide Cohu with employment services under the direction and control of Cohu on a part-time basis. For such services Mr. Barnes was paid an annual salary of $30,000. Mr. Barnes has continued to serve as a member of Cohu's Board of Directors, subject to reelection by the stockholders at the conclusion of his term in office.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on grants of options to purchase Cohu's Common Stock made to the Named Executive Officers during the year ended December 31, 1999.


                                      INDIVIDUAL GRANTS
                         -----------------------------------------------------
                          NUMBER OF                                              POTENTIAL REALIZABLE VALUE
                         SECURITIES     PERCENT OF                               AT ASSUMED ANNUAL RATES OF
                         UNDERLYING    TOTAL OPTIONS                             STOCK PRICE APPRECIATION
                           OPTIONS       GRANTED      EXERCISE OR                    FOR OPTION TERM (2)
                           GRANTED     TO EMPLOYEES   BASE PRICE    EXPIRATION    -------------------------
        NAME              (#) (1)     IN FISCAL YEAR    ($/SH)         DATE       5% ($)           10% ($)
-----------------------  ----------  ---------------  -----------  ------------   -------        ----------

Charles A. Schwan......    50,000         6.13%          12.07        3/10/09     379,500          962,000
James A. Donahue.......    60,000         7.35%          12.07        3/10/09     455,400        1,154,400
John H. Allen..........    50,000         6.13%          12.07        3/10/09     379,500          962,000

-------------------
(1) Consists of stock options, which (i) were granted at an exercise price of 100% of the market price of the underlying shares on the date of grant, (ii) become exercisable over four years at the rate of one-fourth each year and
    (iii) expire ten years from the date of grant. The options were granted under Cohu's 1996 and 1998 Stock Option Plans.
(2) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full 10-year option term, net of exercise price, but before taxes associated with the exercise. The amounts represent assumed rates of appreciation only based on the Securities and Exchange Commission rules and do not represent Cohu's estimate of the possible future appreciation in Cohu's Common Stock or gains, if any, that may ultimately be realized by the above option holders.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in 1999 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1999.


                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             SHARES                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            ACQUIRED     VALUE     OPTIONS AT FISCAL YEAR-END (#)   AT FISCAL YEAR-END ($) (1)
                           ON EXERCISE  REALIZED   ------------------------------  ----------------------------
        NAME                   (#)       ($) (1)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
-------------------------  -----------  --------   -------------  ---------------  -----------     -------------
Charles A. Schwan .......    24,500      325,335       96,500         115,000       2,091,545        1,837,125
James A. Donahue ........         -            -       50,592          97,500       1,098,841        1,718,500
John H. Allen ...........         -            -       45,000          90,000         896,250        1,597,750

----------------------
(1) Calculated on the basis of the fair market value of Cohu's Common Stock on the exercise date or at December 31, 1999, minus the aggregate exercise price. The closing price of Cohu's Common Stock on December 31, 1999 as reported on the Nasdaq Stock Market was $31.00.

                          COMPENSATION COMMITTEE REPORT

       Notwithstanding any statement to the contrary in any of Cohu's previous or future filings with the Securities and Exchange Commission, this Report shall not be incorporated by reference into any such filings.

     The Compensation Committee (the "Committee") of the Board of Directors, comprised of the non-employee directors, determines and administers Cohu's executive compensation policies and programs.

COMPENSATION PHILOSOPHY

     One of the Committee's primary objectives in establishing compensation policies is to maintain competitive programs to attract, retain and motivate high caliber executives and maximize the long-term success of Cohu by appropriately rewarding such individuals for their achievements. Another objective is to provide an incentive to executives to focus their efforts on long-term goals for Cohu by closely aligning their financial interests with those of the stockholders. To attain these goals, the Committee has designed Cohu's executive compensation program to include base salary, annual cash bonus incentives and long-term incentives in the form of stock options. The Committee believes that Cohu's executive compensation programs, as summarized below, have met these objectives.

BASE SALARY

     The Committee generally determines base salary levels for executive level positions prior to the annual stockholders' meeting in May. The process involved in the determination of executive base salaries for fiscal 1999 is summarized below.

     In April 1999, Cohu's Chief Executive Officer developed executive compensation data from a nationally recognized survey for a group of similarly sized high technology companies. Cohu's chief financial officer's position as well as the principal executives of each division and subsidiary were matched to comparable survey positions and competitive market compensation levels were determined for base salary. This data was provided to the Committee, along with performance evaluations and salary recommendations

     In May 1999, the Chief Executive Officer reviewed the competitive market data with the Committee for each executive level position and the responsibility level of each position, together with the individual's performance for the last fiscal year and objectives for fiscal 1999. Cohu's performance was compared to objectives for the last fiscal year and performance targets for fiscal 1999 were also reviewed. The Committee reviewed the recommendations, performance evaluations and survey data outlined above. After discussion, the Committee approved a base salary level to be effective May 1, 1999, for each executive level position other than the Chief Executive Officer.

     The Committee reviewed the base salary of the Chief Executive Officer and compared it to those in peer positions in companies of similar size and performance. As a result of this review, the Committee determined that effective May 1, 1999, it was appropriate to increase the chief executive officer's base salary to a level consistent with the base salaries of other chief executive officers of similarly sized high technology companies. The group of companies used for salary comparison purposes is not the same group of companies used to compare stock performance included elsewhere herein.

ANNUAL INCENTIVES

     Bonuses are designed to be a significant component of cash compensation. Incentives for executive level positions are determined according to Cohu's Incentive Bonus Plan (the "Incentive Plan"), based upon Company performance. In general, the Incentive Plan performance target objectives must be achieved before any bonuses may be paid to participants.

     In January 2000, the Committee reviewed and approved incentive awards for 1999 for all eligible participants in Cohu's Incentive Plan. The bonuses were based upon Cohu's 1999 financial results compared to the targeted results and followed the process and formula outlined in the Incentive Plan. In each case, the incentive compensation is determined with reference to a pre-tax earnings "target" fixed by the Compensation Committee, or in the case of divisions and subsidiaries, by the corporate management.

STOCK OPTIONS

     The Committee grants stock options to focus the executive on the long-term performance of Cohu and on maximizing stockholder value. The grant of stock options is tied to individual executive performance. The Committee grants such stock options after a review of various factors, including the executive's current equity ownership in Cohu, potential future contributions to Cohu and job responsibilities. The Committee members weigh these subjective factors individually and arrive at final determinations for option grants through consensus. Stock options are granted with an exercise price equal to the current fair market value of Cohu's stock and utilize vesting periods to encourage retention of executive officers. The Committee believes stock options serve to align the interests of executive officers with those of other stockholders.

SUBMITTED BY THE COMPENSATION COMMITTEE OF COHU'S BOARD OF DIRECTORS:

      Frank W. Davis     Harry L. Casari    Harold Harrigian     Gene E. Leary

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, Messrs. Davis, Casari, Harrigian and Leary served as members of the Compensation Committee. None of the Compensation Committee members or Named Executive Officers have any relationships which must be disclosed under this caption.

                       COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Common Stock of Cohu for the last five fiscal years with the cumulative total return on the Nasdaq Market Index and a Peer Group Index over the same period (assuming the investment of $100 in Cohu's Common Stock, Peer Group Index and Nasdaq Market Index on December 31, 1994 and reinvestment of all dividends). The Peer Group Index set forth on the Performance Graph is the index for Media General Financial Services, Inc. Industry Group 834, "Semiconductor Equipment/Material". Industry Group 834 is comprised of approximately 50 publicly-held semiconductor equipment companies. Historical stock price performance is not necessarily indicative of future stock price performance. Notwithstanding any statement to the contrary in any of Cohu's previous or future filings with the Securities and Exchange Commission, the graph and other information in this section shall not be incorporated by reference into any such filings.



                                     (GRAPH)



    ----------------------------------------------------------------------
                           1995      1996      1997     1998      1999
    ----------------------------------------------------------------------
    Cohu, Inc.              228       210       279      203       577
    ----------------------------------------------------------------------
    Peer Group              158       147       187      210       577
    ----------------------------------------------------------------------
    NASDAQ                  130       161       197      278       490
    ----------------------------------------------------------------------

                                 PROPOSAL NO. 2

                  AMENDMENT TO THE COHU 1998 STOCK OPTION PLAN

     The Cohu Board of Directors has approved and recommended for adoption an amendment to the Cohu 1998 Stock Option Plan (the "1998 Plan"). The amendment, if approved by Cohu's stockholders, would increase the shares of stock available for issuance under the 1998 Plan by 950,000 to 1,850,000. The 1998 Plan is otherwise unchanged since Cohu stockholders approved the 1998 Plan at the 1998 Annual Meeting of Stockholders. We believe strongly that approval of the amendment to the 1998 Plan is essential to our continued success. Our employees are our most valuable assets. Stock options are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Options are also crucial to our ability to motivate employees to achieve Cohu's long-term goals. The affirmative vote of the holders of a majority of the shares voting in person or by proxy at the Meeting (provided a quorum is present) will be required to approve the amendment to the 1998 Plan. Any discrepancy between the language of the 1998 Plan and the summary provided herein shall be resolved in favor of the plan language.

PURPOSE
     The 1998 Plan is intended to make available shares of stock to enable selected officers, directors and employees to purchase Common Stock of Cohu. This will assist Cohu in retaining the services of employees holding key positions with Cohu and attracting new employees capable of filling key positions, providing an incentive for such employees and encouraging stock ownership by participants thereby aligning their interests with those of Cohu's stockholders. At March 20, 2000 Cohu had only ________ shares available for grant under all existing employee stock option plans.

ADMINISTRATION
     The 1998 Plan is administered by the Cohu Compensation Committee (the "Committee"). The members of the Committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code. The Committee will have final power to construe and interpret the 1998 Plan and to grant options thereunder, and to determine all questions that may arise in the administration of the 1998 Plan. The Committee has been authorized by the Board to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject thereto, the time or times during the term of each option within which all or a portion of such option may be exercised and all other terms of the options. The Committee shall have the right to adopt, amend, and repeal rules and regulations concerning the administration of the 1998 Plan. The Board may also appoint an "Employee Option Committee" consisting of one or more directors which is authorized to grant options to employees (other than executive officers) subject to such limitations as may be established by the Board.

TERM, AMENDMENT AND TERMINATION
     The Board or the Committee may suspend or terminate the 1998 Plan at any time. Unless sooner terminated by the Committee, the term of the 1998 Plan shall be for ten (10) years from the commencement date. Termination of the 1998 Plan shall not affect any rights previously granted thereunder. The Committee may terminate, modify or amend the 1998 Plan from time to time, provided that stockholder approval would be required with respect to any amendment which would
(i) increase the number of shares of Common Stock reserved for issuance upon exercise of options pursuant to the 1998 Plan or (ii) modify the requirements as to eligibility to receive incentive stock options under the 1998 plan.

ELIGIBILITY
     Stock options may be granted only to employees (including officers and directors who are also employees) and non-employee directors of Cohu or its parent or subsidiaries or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Corporation or its parent or subsidiaries.

     No incentive stock option may be granted to a person who, at the time of the grant, owns, directly or indirectly, stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Cohu entitled to vote or of any parent or subsidiary thereof, unless the exercise price of the stock subject to the option is at least one hundred and ten percent (110%) of the fair market value of such stock on the date the option is granted and the term of the option does not exceed five (5) years from the date of grant.

SHARES RESERVED FOR ISSUANCE

     If approved by Cohu's stockholders, a total of 1,850,000 shares of the $1.00 par value Common Stock of Cohu shall be reserved for issuance pursuant to the 1998 Plan, subject to adjustment in the event of stock dividends, splits, subdivisions or combinations. At March 20, 2000 Cohu had _______ options outstanding under all existing employee stock option plans and _______ shares available for grant under such plans.

TERMS OF OPTIONS

     Set forth below is a description of terms of options granted pursuant to the 1998 Plan, provided, however, that individual option grants in any particular case may be more restrictive as to any or all of the terms described below. The Committee may grant nonqualified stock options, incentive stock options or a combination thereof. During any calendar year no participant may be granted options for more than 200,000 shares.

     A. PRICE. The purchase price per share deliverable upon the exercise of an incentive stock option shall not be less than the fair market value of a share on the date of grant. The purchase price per share deliverable upon the exercise of an incentive stock option granted to a person, who at the time of grant, owns directly or indirectly, stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Cohu entitled to vote (or a parent or subsidiary thereof), must be at least one hundred and ten percent (110%) of the fair market value of such stock on the date the option was granted. The purchase price per share deliverable upon exercise of a nonqualified stock option shall be not less than the fair market value of a share on the date of grant of the nonqualified stock option except that the purchase price for no more than 5% of the shares under the plan can be determined by the Committee in its sole discretion. The exercise price of options granted under the 1998 Plan may be paid either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Committee, by delivery to Cohu of other Common Stock of Cohu owned by the optionee.

     B. OPTION EXERCISE. A stock option may be exercisable, in part or in full, at any time and from time to time twelve months after the date of grant and during an exercise period, and may be subject to such performance criteria, and conditions as shall be determined by the Committee on a case-by-case basis and such exercise period and restrictions shall be described in the agreement evidencing the stock option. The exercise period applicable to any incentive stock option shall not exceed ten (10) years from the date of grant and in certain circumstances may not exceed five (5) years. The Committee may accelerate the times at which a stock option may be exercised.

     C. NONASSIGNABILITY. No incentive stock option may be transferred by an optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

     D. EXPIRATION FOLLOWING TERMINATION OF EMPLOYMENT. Under the 1998 Plan, an option will terminate immediately upon the optionee ceasing to be employed by Cohu or a parent or subsidiary thereof, unless the option by its terms specifically provides otherwise. If termination is due to disability of the optionee, the optionee or his or her legal representative will have no more than three (3) months from the date of disability to exercise the option, to the extent the option was exercisable on the date of termination. If the termination is due to the death of the optionee, his or her legal representatives will have no more than one (1) year from the date of death to exercise the option, to the extent such option was exercisable on the date of death.

ADJUSTMENT PROVISIONS

     If there is a change in the Common Stock subject to the 1998 Plan through recapitalization, stock dividend, stock split, combination or otherwise, the Committee may make appropriate adjustments to the maximum number of shares subject to the 1998 Plan and shall make appropriate adjustments to the price per share of stock subject to the 1998 Plan and to any outstanding options thereunder.

REORGANIZATION

     A "Reorganization" shall be deemed to have occurred when Cohu and/or its stockholders enter into an agreement to dispose of all or substantially all of the assets of Cohu or an amount of the outstanding stock of Cohu sufficient to constitute effective control of Cohu by means of a sale, merger, reorganization, separation, liquidation or any other transaction. In the event of a Reorganization, the "Acquiring Corporation" may assume Cohu's rights and obligations under outstanding stock options or substitute options for the Acquiring Corporation's stock for such outstanding stock options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding stock options in connection with the Reorganization, any unexercisable and/or unvested portion of the outstanding stock options shall be immediately exercisable and vested as of the date thirty (30) days prior to the date of the Reorganization. Any stock options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Reorganization nor exercised as of the date of the Reorganization shall terminate and cease to be outstanding effective as of the date of the Reorganization.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the U.S. federal income tax consequences to participants and Cohu of the acquisition and disposition of shares under the 1998 Plan does not purport to be complete and participants in the 1998 Plan should refer to the applicable provisions of the Internal Revenue Code of 1986, as amended, ("the Code"), or consult their own tax advisor. The summary does not address other taxes that may affect an individual such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes. Furthermore, the tax consequences described below are complex and subject to change, and a taxpayer's personal situation may be such that some variation of the described rules applies.

     Cohu may deduct from amounts otherwise due an optionee under a stock option or from any wages or other compensation payable to such optionee any sums required by federal, state or local tax to be withheld with respect to the exercise or disposition of any option or other right, or require the optionee to pay such sums as a condition of the issuance of shares. The 1998 Plan is not qualified under Code Section 401(a) and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The grant of a nonqualified stock option generally will not result in taxable income to the optionee at the time of grant, and ordinary income will be realized by an optionee at the time of exercise of a nonqualified option in the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price. Cohu will be entitled to a deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the optionee in such case. Any subsequent disposition of the shares acquired pursuant to a nonqualified option will result in gain or loss to the optionee in an amount equal to the difference between the sale price and the market price at date of exercise.

     With respect to incentive stock options, the excess of the fair market value of stock received upon exercise over the exercise price is taken into account for purposes of the alternative minimum tax described under Section 55 of the Code. Otherwise, there are generally no tax consequences to either Cohu or an optionee connected with the grant or the exercise of an incentive stock option. If the stock acquired under an incentive stock option is not disposed of within two years from the date of grant nor within one year from the date of exercise, any gain on the sale thereof will generally be treated as capital gain to the optionee, with no tax consequences to Cohu. If the stock is sold prior to such time, the optionee will recognize at the time of sale ordinary income equal to the lesser of the gain on the sale or the difference between the option price and the fair market value of the stock on the date of exercise, and any additional gain will be treated as capital gain. Cohu may have a tax deduction equal to the ordinary income recognized by the optionee.

BOARD RECOMMENDS APPROVAL

     THE BOARD OF DIRECTORS HAS ADOPTED AND RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENT TO THE 1998 PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES PRESENT, IN PERSON OR BY PROXY, AT THE MEETING (PROVIDED A QUORUM IS PRESENT) IS REQUIRED TO APPROVE THE AMENDMENT TO THE 1998 PLAN.

                                 PROPOSAL NO. 3

            AMENDMENT TO THE COHU AMENDED AND RESTATED CERTIFICATE OF
               INCORPORATION TO INCREASE AUTHORIZED COMMON SHARES

     The Board of Directors is requesting stockholder approval of an amendment to Cohu's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 40,000,000 to 60,000,000.

     The Board of Directors consider it advisable to have the additional shares available for possible future stock dividends or stock splits, acquisitions, issuance under Cohu's stock option and purchase plans and for other corporate purposes, although Cohu has no present commitments which would result in the issuance of new shares of Common Stock, except through Cohu's stock option and employee stock purchase plans.

     If this amendment is adopted, the additional shares of Common Stock may be issued by direction of the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine, without further approval of the stockholders unless, in any instance, such approval is expressly required by regulatory agencies or otherwise. Stockholders of Cohu have no preemptive rights to purchase additional shares. The adoption of the amendment will not of itself cause any change in the capital accounts of Cohu. However, the issuance of additional shares of Common Stock could dilute the existing stockholders' equity interest in Cohu.

BOARD RECOMMENDS APPROVAL

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE COHU, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE COHU'S AUTHORIZED COMMON SHARES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF COHU'S OUTSTANDING COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO APPROVE SUCH AMENDMENT.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Nicholas J. Cedrone was paid a salary of approximately $121,000 in 1999 for his services as an employee of Cohu. Mr. Cedrone retired from Cohu effective December 31, 1999.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP has served as Cohu's independent auditors continuously since 1957 and the Board has selected this firm to serve as independent auditors for the current year. Representatives of Ernst & Young LLP will be present at the Meeting and be available to respond to appropriate questions and may make a statement if they desire to do so.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that Cohu's executive officers and directors, and persons who own more than 10% of a registered class of Cohu's equity securities, file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission ("SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish Cohu with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, Cohu believes that during the year ended December 31, 1999 its executive officers, directors and 10% stockholders complied with all
Section 16(a) filing requirements applicable to them.

                                  OTHER MATTERS

     The Board of Directors is unaware of any other business to be presented for consideration at the Meeting. If, however, such other business should properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders. The shares represented by proxies received in time for the Meeting will be voted and if any choice has been specified the vote will be in accordance with such specification.

                   STOCKHOLDER PROPOSALS - 2001 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules and Cohu's Bylaws. Any proposals intended to be presented at the 2001 Annual Meeting of Stockholders of Cohu must be received at Cohu's offices on or before December 7, 2000 in order to be considered for inclusion in Cohu's proxy statement and form of proxy relating to such meeting.

     If a stockholder intends to submit a proposal at the 2001 Annual Meeting of Stockholders of Cohu, which proposal is not intended to be included in Cohu's proxy statement and form of proxy relating to such meeting, the stockholder should provide Cohu with appropriate notice no later than December 7, 2000. If Cohu fails to receive notice of the proposal by such date, any such proposal will be considered untimely and Cohu will not be required to provide any information about the nature of the proposal in its proxy statement and the proposal will not be submitted to the stockholders for approval at the 2001 Annual Meeting of Stockholders of Cohu.

                                          By Order of the Board of Directors



                                          John H. Allen
                                          Secretary
San Diego, California
April 6, 2000


                                     FOR                  WITHHOLD                                         Please mark your
                           all nominees listed below     AUTHORITY                                         votes as indicated  [X]
                             (except as marked to      to vote for all                                     in this example.
                             the contrary below)       nominees listed
1. ELECTION OF DIRECTORS
      HARRY L. CASARI              [ ]                      [ ]            2. TO APPROVE AN AMENDMENT TO THE COHU 1998 STOCK OPTION
      FRANK W. DAVIS                                                          PLAN
      HAROLD HARRIGIAN                                                               [ ] FOR     [ ] AGAINST   [ ] ABSTAIN

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY                        3. TO APPROVE AN AMENDMENT TO THE COHU AMENDED AND
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE                          RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
SPACE PROVIDED BELOW.)                                                        THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                                                              FROM 40,000,000 TO 60,000,000

------------------------------------------------------                               [ ] FOR     [ ] AGAINST   [ ] ABSTAIN


                                                                           4. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY
                                                                  -----       PROPERLY COME BEFORE THE MEETING

                                                                                  STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN
                                                                                  PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED
                                                                                  THIS PROXY

                                                                                  PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE
                                                                                  ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING


Signature(s):                                    Dated:                 2000
             ------------------------------------      ----------------

IMPORTANT: Please date this Proxy and sign exactly as your name(s) appears hereon. When signing as a fiduciary, please give your full title. If shares are held by joint tenants, both should sign.


                              FOLD AND DETACH HERE

PROXY

                                   COHU, INC.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF COHU, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2000

         The undersigned hereby (i) acknowledge(s) receipt of the Notice and Proxy Statement dated April 6, 2000 relating to the Annual Meeting of Stockholders of Cohu, Inc. ("Cohu") to be held May 16, 2000 and (ii) appoint(s) CHARLES A. SCHWAN and JOHN H. ALLEN as proxies, with full power of substitution, and authorizes them, or any of them, to vote all the shares of common stock of Cohu standing in the name of the undersigned at said meeting or any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting, or any adjournment thereof, conferring discretionary authority upon such proxies as to such other matters.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.


                   (PLEASE SIGN AND DATE ON THE REVERSE SIDE)






                              FOLD AND DETACH HERE